1 Exhibit 10.1 [***] Technology Development Agreement THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***] TECHNOLOGY DEVELOPMENT AGREEMENT This Technology Development Agreement (the “Agreement”), effective as of February 24, 2023 (the “Effective Date”), is made by and between Hyzon Motors USA Inc. (“Hyzon”), a Delaware corporation, with an office located at 475 Quaker Meeting House Road, Honeoye Falls, New York 14471 and Hyliion Inc. (“Hyliion”), a Delaware corporation, with an office located at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613. Hyzon and Hyliion may be referred to herein individually as a “Party” or collectively as the “Parties.” RECITALS A. WHEREAS, Hyzon and its Affiliates are, among other things, engaged in the business of research and development of hydrogen-powered, zero emission vehicles for use in the commercial transport industry, including but not limited to the development of hydrogen fuel cells; and B. WHEREAS, Hyliion is, among other things, engaged in the business of research and development of hybrid and fully electric powertrain systems; and C. The Parties desire to work collaboratively to integrate a Hyzon fuel cell into a Hyliion powertrain on a Class 8 semi-truck (hereafter the “Purpose”). NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions set forth below, the Parties hereby agree as follows: AGREEMENT 1. Definitions 1.1. “Affiliate” or “Affiliates” of a Party means any company, corporation or other entity (hereafter “Entity”) that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, such party, where “control” means either: (i) for any Entity, ownership of fifty percent (50%) or more of the capital stock or other ownership interest of the Entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation), or otherwise direct or cause the direction of the management policies of the Entity; or (ii) for an Entity incorporated or organized outside of the U.S. or whose country of domicile is outside the U.S., less than fifty percent (50%) of the capital stock or other ownership interest of the Entity carrying the right to vote for or appoint directors or their equivalent (if not a

2 corporation), or otherwise direct or cause the direction of the management policies of the Entity, but only if the country of incorporation, organization, or domicile of the Entity requires that foreign ownership be less than fifty percent (50%), and only to the extent that the maximum allowable amount of securities instruments or other ownership interests of the Entity is owned by the Party; provided, however, that an Entity shall be considered an Affiliate of a Party only for the periods when such ownership or control exists. 1.2. “Background Confidential Information” has the meaning set forth in Section 3.1. 1.3. “Background Intellectual Property” shall mean all Intellectual Property owned by or licensed to a Party prior to the Effective Date under this Agreement. 1.4. “Independent Intellectual Property” shall mean any Intellectual Property that is conceived, developed, or acquired by a Party after the Effective Date and outside the scope of this Agreement and outside the scope of the Project, and without using any Background Intellectual Property or Background Confidential Information of the other Party. 1.5. “Intellectual Property” shall mean all confidential or proprietary information or rights, including inventions, ideas, trade secrets, Works of Authorship, Specifications, computer programs, formulae, data, industrial processes, business plans and strategy, data, materials, know- how, patents and patent applications, designs, copyrights, trademarks, and all other legally protectable results of intellectual effort, whether developed, owned by or licensed to a Party. 1.6. “Product” shall mean the Class 8 semi-truck outfitted with a Hyliion powertrain and a Hyzon fuel cell, a Hyzon fuel cell cooling system, and a Hyzon hydrogen storage system, such Hyzon-provided compeonents individually and collectively constituting the “Hyzon Components”. 1.7. “Project” shall mean the design and development of the Product as set forth in the Proposal – Attachment A, which is attached hereto and made a part hereof by this reference. 1.8. “Project Intellectual Property” means all Intellectual Property conceived or developed jointly or separately by the Parties during the term of the Agreement in connection with this Agreement, including any and all improvements, modifications, and derivatives thereof. Provided, however, [***] shall expressly not constitute Project Intellectual Property. 1.9. “Specifications” shall mean technology specifications to be developed by Hyzon and Hyliion setting forth the design and operational parameters for the Product. 1.10. “Works of Authorship” shall include any software, computer programs, drawings, designs, reports, computations, calculations, working papers, and documents of every kind. 2. Project Scope 2.1. Scope of Work. Hyliion shall use commercially reasonable efforts to develop the Product as specified in Attachment A and the Specifications.

3 2.2. Project Deliverables. In a timely manner, each Party shall supply assigned items, perform assigned key tasks and provide deliverables according to Attachment A. 2.3. Costs. The costs and expenses associated with the Project shall be paid by the Parties in accordance with the terms of Attachment A. 2.4. Project Direction. Each Party shall appoint one person who shall be responsible for all of that Party’s tasks and communications relating to the Project (the “Project Directors”). The Project Directors are as follows: For Hyliion: [***] For Hyzon: [***] Each Party shall provide written notice to the other Party in the event of a change in the designation of a Project Director or if a Project Director has a new address. Said notice shall be provided in writing within ten (10) days of the change. 2.5. Reports. Hyliion’s Project Director shall be responsible for issuing periodic reports concerning the status of the specific action items assigned as set forth in Attachment A. 2.6. Cooperation/Resources. The Parties acknowledge and agree that it is incumbent upon the Parties to communicate closely, coordinate and provide each other assistance in the performance of activities under the Project. The Parties acknowledge and agree that they each have available a finite amount of tools, equipment, personnel and resources to carry out the activities under this Agreement and will provide and use those resources in a reasonable manner to accomplish the objectives of the Project as described in Attachment A. 3. Background Confidential Information 3.1. Background Confidential Information. “Background Confidential Information” shall mean any non-public information disclosed by one Party to another Party that is by its nature and circumstances should reasonably be considered to be confidential information, in all cases including, but not limited to, information regarding a Party’s or an Affiliate’s technology, data, know-how, strategy, operations, finances, sales, supply chain, transactions, and information maintained in a Party’s or an Affiliate’s internal-only documentation or web sites. Background Confidential Information includes both confidential information of a Party and confidential information of a Party’s Affiliates. 3.2. Disclosure of Background Confidential Information. Solely as a part of the Project, a Party (the disclosing Party) may need to provide to the other Party (the receiving Party) access to certain of its Background Confidential Information. Subject to the provisions contained herein, each Party grants to the other Party and its Affiliates the non-delagable, non-assignable right to use its Background Confidential Information; provided that, the receiving Party’s usage of the disclosing Party’s Background Confidential Information is limited to performance under the Project during the term of this Agreement.

4 3.3. Confidentiality Obligations. For a period of three (3) years from the Effective Date of this Agreement, each Party agrees that the Background Confidential Information received from the disclosing Party under this Agreement, whether written or oral, shall: (a) be held in strict confidence and that the receiving Party will exercise at least the same degree of care to safeguard the confidentiality thereof as it would exercise to safeguard the confidentiality of its own confidential information of like nature, but in no event less than reasonable care; (b) not be disclosed, provided or made available to any third party (excluding a Party’s Affiliates) without the disclosing Party’s prior written permission; (c) not be used except in accordance of the furtherance of the Project; and (d) be returned to the disclosing Party or destroyed by the receiving Party upon demand or within thirty (30) days after termination of this Agreement (collectively, the “Confidentiality Obligations”). (e) Notwithstanding the foregoing, a receiving Party shall not be required to immediately destroy any computer records or files containing such Background Confidential Information created pursuant to automatic archiving or back-up procedures on electronic storage systems and which cannot reasonably be deleted, provided that (1) said receiving Party shall cause all Background Confidential Information contained in such electronic storage systems to be overwritten in the ordinary course of reuse, and (2) the confidentiality terms and conditions of this Agreement shall remain in full force and effect with respect to any such Background Confidential Information for so long as such Background Confidential Information remains on such electronic storage systems. Additionally, nothing herein is intended to limit or abridge the protection of trade secrets under applicable trade secrets law, and trade secrets shall be maintained as such until they fall into the public domain. (f) Special Non-Disclosure of Hyzon Components. Hyliion expressly agrees that it shall not openly exhibit, advertise, or otherwise expose, whether live, over media, or via any other means, the Hyzon components in the Product to any third party prior to the ACT Expo 2023 unless such third party has signed a non-disclosure agreement containing restrictions that are no less rigorous that those contained in this Section 3.3. 3.4. Exceptions. The Confidentiality Obligations shall not apply to Background Confidential Information which: (a) at the time of its disclosure is already part of the public knowledge; (b) after disclosure hereunder, becomes part of the public knowledge by publication or otherwise through no fault of the receiving Party; (c) prior to the time of disclosure hereunder, was either (i) already developed by the receiving Party and reduced to writing or (ii) received by the receiving Party in writing from a

5 third party who had a lawful right to disclose it and who did not require the receiving Party to hold it in confidence; or (d) after the time of disclosure hereunder, was (i) received by the receiving Party in writing from a third party who had a lawful right to disclose it and who did not require the receiving Party to hold it in confidence, or (ii) independently developed by the receiving Party without use of the disclosing Party’s Background Confidential Information. Specific disclosures made hereunder shall not be deemed to be subject to any of the above exceptions merely because they are embraced by general disclosures in the public knowledge or literature or in the possession of the receiving Party, and any combination of features disclosed hereunder shall not be deemed subject of the above exceptions merely because individual features are in the public knowledge or literature on in the possession of the receiving Party. 3.5. Forced Disclosure. In the event the receiving Party or any of its agents are requested or required by any tribunal, state or federal court, administrative body or agency, by oral questions, subpoena, civil or criminal investigative demand, interrogatories, requests for information, or other similar process to disclose any of the disclosing Party’s Background Confidential Information, it is agreed that the receiving Party will provide the disclosing Party with prompt notice of such request(s) except to the extent the receiving Party is otherwise barred from giving such notice under order of a court of competent jurisdiction or law enforcement so that the Parties may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement. 3.6. Immunity under 18 U.S.C. § 1833. Nothing herein is intended to limit or abridge the protection of trade secrets under applicable trade secrets law, and trade secrets shall be maintained as such until they fall into the public domain. Notwithstanding the foregoing, the Parties agree that neither Party shall be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret (including any Background Confidential Information of the other Party) which is made: (a)(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney pursuant to a lawsuit or other proceeding, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret (including any Background Confidential Information of the other Party) to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. 3.7. No Warranties. DISCLOSING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO: (A) THE COMPLETENESS, UTILITY, OR ACCURACY OF ANY BACKGROUND CONFIDENTIAL INFORMATION PROVIDED TO RECEIVING PARTY; (B) MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; OR (C) THE FREEDOM FROM INFRINGEMENT OF ANY PATENT, TRADE SECRET AND/OR COPYRIGHT BY RECEIVING PARTY’S USE OF BACKGROUND CONFIDENTIAL INFORMATION PROVIDED BY DISCLOSING PARTY.

FURTHER, DISCLOSING PARTY SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE (INCLUDING CONSEQUENTIAL DAMAGES), INJURY OR DEATH SUFFERED BY RECEIVING PARTY, ITS AFFILIATES, EMPLOYEES OR CONTRACTORS AS A RESULT OF RECEIVING PARTY'S USE OF DISCLOSING PARTY'S BACKGROUND CONFIDENTIAL INFORMATION. THE DISLOSING PARTY SHALL HAVE NO OBLIGATION TO UPDATE, COMPLETE, OR CORRECT BACKGROUND CONFIDENTIAL INFORMATION.

**4. Intellectual Property Rights**

4.1 Ownership of Intellectual Property.

(a) Background Intellectual Property. Each Party shall retain full and exclusive ownership of its Background Intellectual Property. All Rights Reserved.

(b) Independent Intellectual Property. Each Party shall retain full and exclusive ownership of its Independent Intellectual Property. All Rights Reserved.

(c) Project Intellectual Property; Hyzon Project Intellectual Property. All rights, title, and interest in all Project Intellectual Property shall be owned by Hyliion. All rights, title and interest in and to Hyzon Project Intellectual Property shall be owned by Hyzon. Hyzon (in the case of Project Intellectual Party) and Hyliion (in the case of Hyzon Project Intellectual Property) agree to assign, and do hereby assign, any right, title, and interest in and to Project Intellectual Property and Hyzon Project Intellectual Property, respectively to Hyliion and Hyzon, respectively. The Parties further agree to execute any assignmentsand provide reasojable assistance to the other Party necessary to further document or evidence the transfer of rights in and to such Project Intellectual Property and Hyzon Project Intellectual Property toHyliion and Hyzon, respectively. Notwithstanding anything to the contrary set forth in this Agreement, Hyzon and Hyliion further acknowledge and agree that any Project Intellectual Property and Hyzon Project Intellectual Property, respectively, that is copyrightable material and that they each may create solely or jointly, and in whole or in part, with the other Party under this Agreement shall be a "work for hire" for the exclusive benefit of Hyliion (in the case of Project Intellectual Property) and for the exclusive benefit of Hyzon (in the case of Hyzon Project Intellectual Property), under United States copyright law.

4.2 Licensing of Intellectual Property Limitations on Use of Hyzon Components

(a) By Hyliion. Hyliion hereby grants to Hyzon, during the term of this Agreement, a worldwide, irrevocable, nonexclusive, royalty-free, non-sublicensable license under the Hyliion Background Intellectual Property, the Hyliion Independent Intellectual Property, and the Project Intellectual Property solely for the limited purpose of developing the Product that is made in cooperation with Hyliion under this Agreement.

(b) By Hyzon. Hyzon hereby grants to Hyliion, during the term of this Agreement, a worldwide, irrevocable, nonexclusive, royalty-free, non-sublicensable license under the Hyzon

6

7 Background Intellectual Property and the Hyzon Independent Intellectual Property solely for the limited purpose of developing the Product that is made in cooperation with Hyzon under this Agreement. (c) Other Rights. Except as otherwise stated herein, this Agreement does not grant and shall not be construed as granting to the receiving Party a license or any rights under any of the granting Party’s Intellectual Property beyond that necessary for this Agreement. (d) Limitations on Use of Hyzon Components. i. No Reverse Engineering. Hyliion represents and warrants that it shall not attempt to disassemble or reverse engineer for any reason whatsoever the Hyzon fuel cell, fuel cell cooling system, or hydrogen storage system furnished by Hyzon constituting an integral part of the Product without the express advance written approval by Hyzon. ii. No Right of Substitution of Hyzon Components. The Hyzon Compoennts shall be used exclusively in the Product, and Hyzon grants to right to Hyliion to reinstall such Hyzon Components into any other vehicle without the express written consent of Hyzon. 5. Representations and Warranties and Liabilities 5.1. Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it is a legal entity, duly formed and validly existing and in good standing under the laws of the state of its formation; (b) such Party has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated by this Agreement; (c) the execution and delivery of this Agreement by such Party and the carrying out by such Party of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against the Party in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws; (d) no authorization, consent, notice to or registration or filing with any governmental authority is required for the execution, delivery and performance by such Party of this Agreement; (e) none of the execution, delivery and performance by such Party of this Agreement conflicts with or will result in a breach or violation of any law, contract or instrument to which such Party is a Party or is bound; and (f) as to Hyzon, except for the pending litigation and the investigation being conducted by the U.S. Securities and Exchange Commission which have been disclosed to Hyliion, there are no legal or arbitral proceedings by or before any governmental authority, now pending or (to the knowledge of such Party) threatened, that if adversely determined could have a material adverse effect on such Party’s ability to perform the Party’s obligations under this Agreement. 5.2. Disclaimer of Warranties. EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS AGREEMENT ANY AND ALL WARRANTIES, CONDITIONS AND OTHER TERMS IMPLIED BY LAW

8 ARE EXCLUDED FROM THIS AGREEMENT TO THE FULLEST EXTENT ALLOWED BY LAW. 5.3. Application of Indemnities. In those matters in which a Party is required by this Agreement to RELEASE, DEFEND, PROTECT, INDEMNIFY, and HOLD HARMLESS the other Party and/or its Affiliates, SUCH OBLIGATIONS SHALL, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THE AGREEMENT, APPLY TO INDEMNITOR REGARDLESS OF THE CAUSE OR REASON, OR WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY CONTRACT, STATUTE, RULE, OR THEORY OF LAW, INCLUDING THE STRICT LIABILITY AND THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF INDEMNITEE, WHETHER ACTIVE OR PASSIVE, AND ANY LATENT, PATENT, OR PRE-EXISTING DEFECTS OR CONDITIONS, OR THE UNROADWORTHINESS OF ANY HYDROGEN FUEL CELL POWERED VEHICLE, AND EVEN THOUGH INDEMNITOR MAY BE PROTECTED FROM DIRECT SUIT BY STATE WORKERS’ COMPENSATION LAWS OR ANY OTHER WORKERS’ COMPENSATION LAWS; PROVIDED, HOWEVER, THAT NO INDEMNITOR UNDER THE AGREEMENT SHALL BE LIABLE TO AN INDEMNITEE TO THE EXTENT SUCH CLAIMS ARE CAUSED BY SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EXCEPT FOR INSTANCES OF A PARTY’S OR ITS AGENT’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, REGARDLESS OF THE FORM OF CLAIMS OR CAUSE OF ACTION, WHETHER BASED ON CONTRACT, WARRANTY, INFRINGEMENT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE UNDER OR RELATING TO THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF HOW SUCH DAMAGES ARE CAUSED, INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF EITHER PARTY, AND EACH PARTY HEREBY WAIVES SUCH DAMAGES AND RELEASES THE OTHER PARTY FROM SUCH DAMAGES. 5.4. Third Party Liability. Subject to Section 5.3, each Party (the “Indemnifying Party”) shall RELEASE, DEFEND, PROTECT, INDEMNIFY, and HOLD HARMLESS the other Party and its Affiliates from and against any and all claims for bodily injury, illness, or death, or loss of or damage to property, of any third party to the extent that any such claim arises out of the performance of the Agreement and is attributable to the negligence, breach of warranty, breach of duty (whether statutory or otherwise), strict liability, gross negligence, willful misconduct, or other fault of an Indemnifying Party or its Affiliates. 5.5. Intellectual Property. Each Party represents and warrants that all Intellectual Property that is made, used, furnished, conceived, developed or specified by that Party in connection with its work under this Agreement do not infringe any rights of any third-party, including any third-party patent, copyright, trademark or trade secret rights. Each Party as an Indemnifying Party shall DEFEND, PROTECT, INDEMNIFY and HOLD HARMLESS the other Party (an “Indemnified Party”) and its Affiliates from and against any and all claims asserted by or arising from any third party for or as a result of actual or alleged infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or

9 misappropriation or misuse of any trade secret or other confidential information arising out of all Intellectual Property that is made, used, furnished, conceived, developed or specified by the Indemnifying Party as it relates to the Product. The Indemnified Party reserves the right, at its discretion, to approve counsel defending such Indemnified Party, and the Indemnified Party retains the right to participate in any action in which it is named as a defendant. The Indemnifying Party shall not settle or compromise any such claim without the written consent of the other Indemnified Party, such consent not the be unreasonably withheld. 5.6. Indemnities Supported by Insurance. Each Party agrees that the indemnity obligations contained in this Article 5 will be supported with insurance (or qualified self- insurance) in favor of the other Party (and its Affiliates) as indemnitees of types and with minimum amounts and coverages not less than those specified in Attachment B. The Parties agree that such insurance shall support, but not limit, their indemnity obligations except to the extent mandated by applicable law. The Parties agree that no indemnitee shall be prejudiced in any way by a Party’s decision to self-insure. 5.7. Notice of Claims. A Party shall timely notify the other Party of any claim that may be presented to, or served upon it, arising out of, or as a result of, the Agreement, affording the indemnitor the opportunity to assume the defense of such claim and to protect itself under the obligations of the Agreement. The indemnitee shall have the right, at its option and at its sole expense, to participate in the defense of such claim. 6. Additional Project Phases Upon successful completion of the Project and delivery of the Product, the Parties plan to proceed with a new phase of development. Attachment C, attached hereto, details the high level agreement between the Parties with respect to funding, activities, and deliverables of the new phase of development. The Parties agree to prepare a new proposal consistent with Attachment C. 7. Term and Termination 7.1. Term. The term of this Agreement shall be for a period of one (1) year from the Effective Date. The Parties shall have the option of extending the term by mutual agreement. 7.2. Termination for Convenience. Either Party may terminate this Agreement upon thirty (30) days written notice to the other Party. 7.3. Termination for Cause. Either Party may, in addition to any rights or remedies it may have in law, in equity or under this Agreement, terminate this Agreement for cause based upon a material breach of this Agreement by the other Party (“Contract Breach”). In the event of a Contract Breach, the non-breaching Party shall notify the other Party that they have breached the Agreement and the breaching Party shall have thirty (30) days within which to cure said breach (or such longer period as may reasonably be required if said breach cannot be cured within 30 days, so long as the breaching Party takes action prior to the expiration of said 30 days to begin to cure said breach and completes such cure within sixty (60) days from the occurrence of the breach); provided that with respect to any monetary defaults, the non-breaching Party shall notify the other Party that they have breached the Agreement and the breaching Party shall have ten (10) days within which to cure said breach. The non-breaching Party shall not have the right to terminate

10 the Agreement if the breaching Party has cured the breach as provided herein. Additionally, in the event of a Party’s bankruptcy, reorganization, receivership, insolvency or making an assignment for the benefit of creditors, the other Party has the right, in addition to any rights or remedies it may have in law, in equity or under this Agreement, to immediately terminate this Agreement for cause by written notice to the defaulting Party. 7.4. Post Termination Obligations. Upon termination of the Agreement for Convenience or for Cause, subject to Section 3.3(e), each Party may request the return or destruction of any Background Confidential Information. Within sixty (60) days of any such termination, Hyzon shall remove its components, including the fuel cell and tank components, from the chassis of the Product at Hyzon’s sole expense. The Parties agree that the truck is the property of Hyliion. 8. Governing Law; Venue 8.1. Choice of Law. This Agreement shall be construed and the legal relations between the Parties determined in accordance with the laws of the State of Texas, excluding its conflict of laws provisions, provided, however, that nothing in this Agreement shall be construed to create a relationship of agency, partnership or joint venture, or any other relationship other than that of independent contractors, as between the Parties. 8.2. Jurisdiction and Venue Selection. The Parties hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Williamson County, Texas for the resolution of any claim under this Agreement, and each Party agrees not to assert any defense to any suit, action or proceeding initiated by the other within Williamson County based upon improper venue or inconvenient forum. 9. General Provisions 9.1. Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto, except that the Parties may assign it without such consent to an Affiliate or to any successor in interest who acquires all or substantially all of the business or assets, in the aggregate, of that Party. For the avoidance of doubt, a change in control of a Party, where “control” is defined in Section 1.1, shall not constitute an assignment hereunder. Any assignment of this Agreement, other than as described in the preceding sentence, shall not be valid until and unless this Agreement shall have been assumed by the assignee in writing. When assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee. The assignee will agree to be bound, in writing, to this Agreement to accept and assume all the liabilities, responsibilities, and other obligations of the assignor. 9.2. Modifications. No modification of this Agreement shall be effective unless in writing agreed to by the Parties. 9.3. Notices. Any notice to be served by one Party on the other Party may be served by mailing the same, certified mail, postpaid or hand delivered by courier or sent via a telecommunications system to the address or telecommunications number, respectively, as

11 follows, and shall be deemed to be given and received upon the date of its receipt by the receiving Party: For Hyzon: Hyzon Motors Inc. 475 Quaker Meeting House Road Honeoye Falls, New York 14471 Attention: Chief Legal Officer Tel: 520-352-7578 Email: john.zavoli@hyzonmotors.com For Hyliion: Hyliion Inc. 1202 BMC Drive, Suite 100 Cedar Park, Texas 78613 Attention: General Counsel Tel: 512-621-9504 Email: jose.oxholm@hyliion.com 9.4. Severability. If any provisions of this Agreement shall be held unenforceable, such holding shall not affect the enforceability of any other provisions hereof. 9.5. Independent Contractor. Each Party is an independent contractor and shall retain complete control and responsibility for its own operations and employees. Nothing in this Agreement shall be construed to constitute either Party as a partner, agent, or representative of the other Party. Neither Party shall have the right or authority to assume or create any obligation on behalf of or in the name of the other, or to bind the other in any manner whatsoever. By execution of this Agreement, the Parties are not forming a joint venture, partnership or any other similar arrangement. Neither Party shall be deemed to be a representative, an agent or an employee of the other Party, nor, unless otherwise expressly specified herein, shall either Party have any authority or right to assume or create any obligation of any kind or nature, express or implied, on behalf of, or in the name of the other Party, nor bind the other Party in any respect, without the specific prior written authorization of the other Party. Obligations of the Parties shall be several and not joint. Neither Party may bind the other Party without the written and authorized consent of that Party. Both Parties may have confidentiality agreements, memoranda of understanding (MOUs”), cooperation agreements and supply agreements with third parties, and nothing in this Agreement shall prohibit either Party from entering into additional agreements or collaborations with third parties, so long as the terms of this Agreement (including the NDA) are not breached. 9.6. Interpretation of Agreement. Each Party has participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in interpreting this Agreement. The language

12 in this Agreement shall be interpreted in strict accordance with the terms herein and not strictly for or against any Party. 9.7. Force Majeure. Neither Hyliion nor Hyzon shall be responsible for delays or failures in performance, other than failure to make timely payments hereunder required to be made, resulting from acts beyond their control. Such acts shall include, but not be limited to, acts of God, stoppage of labor, riots, acts of war, epidemics, fire, communication line failures, earthquakes, floods or other disasters. 9.8. Waiver of Rights. Failure of either Party to seek a remedy for the breach of any portion of this Agreement by the other Party shall not constitute a waiver of its right with respect to the same or any subsequent breach. 9.9. Modification of Terms. In case any one or more of the provisions contained in this Agreement shall for any reason be deemed by a court of law to be invalid, illegal or unenforceable in any respect as written, the Parties intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the full extent allowed by law. However, if any provision hereof is not susceptible of such reformation and thus is finally held to be invalid, illegal or unenforceable, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. 9.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. 9.11. Entire Agreement. This Agreement, including the Attachment(s) referenced herein, states the entire agreement between Hyliion and Hyzon with respect to the subject matter hereof and supersedes all prior proposals and understanding, oral or written, and all other communications between Hyliion and Hyzon relating to this Agreement. 9.12. Surviving Clauses. Obligations arising prior to the termination or expiration of this Agreement and the provisions of this Agreement relating to warranties, liabilities, indemnification, consequential damages, intellectual property and confidentiality will survive termination or expiration of this Agreement. 9.13 Publicity. Promptly following the Effective Date, the Parties will coordinate issuing a press release concerning this Agreement (which may be a joint press release or separate press releases by each Party), subject to mutual agreement of the Parties on the content of such press release. If either Party desires to, or is required by law or applicable stock exchange requirements to, make a public announcement concerning this Agreement or the subject matter hereof after such initial press release that contains information not contained, referenced or reflected in the initial press release, such disclosing Party shall (to the extent legally permissible and reasonably practicable) give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and reasonable comment and the disclosing Party shall incorporate all reasonable comments of the other Party, which comments may include requests

13 that the disclosing Party seek confidential treatment of the terms of this Agreement. Except for public statements in accordance with this Section or otherwise agreed to by the Parties, or for disclosures that are in the reasonable judgment of a Party required by law or stock exchange listing requirements in accordance with this Section, the Parties agree that the material terms of this Agreement shall be considered Confidential Information of both Parties. [The rest of this page has been intentionally left blank]

14 IN WITNESS WHEREOF, this Agreement is hereby adopted and made effective as of the date first set forth above as evidenced by the signatures of the Parties hereto. HYZON MOTORS USA INC. HYLIION INC. By /s/ Parker Meeks By: /s/ ThomasHealy Name: Parker Meeks Name: Thomas Healy Title: President and Interim CEO Title: Founder & CEO Date: February 24, 2023 Date: February 24, 2024

15 ATTACHMENT A Proposal [***]

16 ATTACHMENT B Insurance Requirements In accordance with 5.6 of the Technology Development Agreement, each party is required to obtain and maintain the following insurance coverages from an insurance company rated no lower than A- VII by A.M. Best for the duration of the specified project plus an additional four (4) years after completion of the project. Each party is required to notify the other party within 30 days of any cancellation, non-renewal, or material modification of the coverage required herein. [***]

17 ATTACHMENT C New Development Phase [***]